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                                                                      EXHIBIT 12

                              BELLSOUTH CORPORATION
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)

                                                                                  For the years ended December 31,
                                                                      1997         1998         1999         2000         2001
                                                                    -------      -------      -------      -------      -------
1. Earnings

   (a) Income from continuing operations before
deductions for taxes and interest                                   $ 6,182      $ 6,588      $ 6,518      $ 7,926      $ 5,332

   (b) Portion of rental expense representative
of interest factor                                                       91           81           99          105           67

   (c) Equity in losses from less-than-50% owned
investments (accounted for under the equity
method of accounting)                                                    78           97          396          142          249

   (d) Excess of earnings over distributions of
less-than-50%-owned investments (accounted for
under the equity method of accounting)                                  (85)         (46)         (87)        (707)        (148)
                                                                    -------      -------      -------      -------      -------

         TOTAL                                                      $ 6,266      $ 6,720      $ 6,926      $ 7,466      $ 5,500
                                                                    =======      =======      =======      =======      =======

2. Fixed Charges

   (a) Interest                                                     $   783      $   867      $ 1,059      $ 1,361      $ 1,348

   (b) Portion of rental expense representative
of interest factor                                                       91           81           99          105           67
                                                                    -------      -------      -------      -------      -------

         TOTAL                                                      $   874      $   948      $ 1,158      $ 1,466      $ 1,415
                                                                    =======      =======      =======      =======      =======

   Ratio (1 divided by 2)                                              7.17         7.09         5.98         5.09         3.89
                                                                    =======      =======      =======      =======      =======
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